Exhibit 10.1

LIBERTY MEDIA CORPORATION

2017 OMNIBUS INCENTIVE PLAN

(As Established as of May 24, 2017)

TIME-BASED RESTRICTED STOCK UNITS AGREEMENT

THIS TIME-BASED RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) is entered into effective as of April 14, 2020 by and between LIBERTY MEDIA CORPORATION, a Delaware corporation (the “Company”), and Gregory B. Maffei (the “Grantee”).

The Grantee is employed as of the Grant Date as the President and Chief Executive Officer of the Company pursuant to the terms of an employment agreement between the Company and the Grantee dated effective as of December 13, 2019 (as amended and/or amended and restated from time to time, the “Employment Agreement”).  The Company has adopted the Liberty Media Corporation 2017 Omnibus Incentive Plan (as may be amended prior to or after the Grant Date, the “Plan”), a copy of which as in effect on the Grant Date is attached via a link at the end of this online Agreement as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees and independent contractors of the Company and its Subsidiaries.  Capitalized terms used and not otherwise defined herein or in the Employment Agreement will have the meaning given thereto in the Plan.

The Company and the Grantee therefore agree as follows:

1.Definitions.  All capitalized terms not defined in this Agreement that are defined in the Employment Agreement will have the meanings ascribed to them in the Employment Agreement.  The following terms, when used in this Agreement, have the following meanings:

“BATRK Common Stock” means the Company’s Series C Liberty Braves Common Stock, $0.01 par value.

“BATRK Restricted Stock Units” means Restricted Stock Units that represent the right to receive shares of BATRK Common Stock.

“Cause” has the meaning specified in the Employment Agreement.

“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.

“Committee” means the Compensation Committee of the Board of Directors of the Company.

“Common Stock” means the Company’s BATRK Common Stock, FWONK Common Stock and/or LSXMK Common Stock, as the context requires.

“Company” has the meaning specified in the preamble to this Agreement.

“Disability” has the meaning specified in the Employment Agreement.

“Dividend Equivalents” has the meaning specified in the Plan.

“Employment Agreement” has the meaning specified in the recitals to this Agreement.

“FWONK Common Stock” means the Company’s Series C Liberty Formula One Common Stock, $0.01 par value.

“FWONK Restricted Stock Units” means Restricted Stock Units that represent the right to receive shares of FWONK Common Stock.

“Good Reason” has the meaning specified in the Employment Agreement.

“Grant Date” means April 14, 2020.

“Granted RSUs” has the meaning specified in Section 2.

“Grantee” has the meaning specified in the preamble to this Agreement.

“LSXMK Common Stock” means the Company’s Series C Liberty SiriusXM Common Stock, $0.01 par value.

“LSXMK Restricted Stock Units” means Restricted Stock Units that represent the right to receive shares of LSXMK Common Stock.

“Plan” has the meaning specified in the recitals of this Agreement.

“Required Withholding Amount” has the meaning specified in Section 5.

“Restricted Stock Units” has the meaning specified in the Plan, and can refer to the BATRK Restricted Stock Units, the FWONK Restricted Stock Units and/or the LSXMK Restricted Stock Units, as the context requires.

“Separation” means the date as of which the Grantee is no longer employed by the Company or any of its Subsidiaries.

“Unpaid Dividend Equivalents” has the meaning specified in Section 3(c).

“Vested Dividend Equivalents” has the meaning specified in Section 10.

“Vesting Date” means each date on which any Restricted Stock Units cease to be subject to a risk of forfeiture, as determined in accordance with Section 3 or 7 of this Agreement.

2.Grant of Restricted Stock Units.  Subject to the terms and conditions herein and in the Plan, the Company hereby awards to the Grantee as of the Grant Date, an Award of 3,057 BATRK Restricted Stock Units, 6,959 FWONK Restricted Stock Units and 8,571 LSXMK Restricted Stock Units (collectively, the “Granted RSUs”), each representing the right to receive one share of the applicable class of Common Stock, subject to the conditions and restrictions set forth below in this Agreement and in the Plan.  Regarding the last sentence of Section 8.5 of the

Plan, the Company acknowledges and agrees that there are no restrictions, terms or conditions that will cause a forfeiture of the Granted RSUs or any Dividend Equivalents with respect thereto that are not set forth in this Agreement.

3.Conditions of Vesting.  Unless otherwise determined by the Committee in its sole discretion (provided that such determination is not adverse to the Grantee), the Restricted Stock Units will vest only in accordance with the conditions stated in this Section 3.  Upon vesting, Restricted Stock Units and the related Dividend Equivalents shall not be subject to forfeiture other than as provided in Section 9 hereof.
(a)Except as otherwise provided in this Agreement or the Employment Agreement, subject to the Grantee’s continued employment with or service to the Company or any Subsidiary on such date, all of the Granted RSUs will become vested on December 10, 2020.
(b)Notwithstanding the foregoing, Granted RSUs that have not theretofore become vested and exercisable will become vested and exercisable, to the extent provided in Section 7 of this Agreement, on the date of the Grantee's Separation.
(c)Any Dividend Equivalents with respect to the Granted RSUs that have not theretofore become Vested Dividend Equivalents (“Unpaid Dividend Equivalents”) will become vested and payable to the extent that the Restricted Stock Units related thereto shall have become vested in accordance with this Agreement.  Notwithstanding the foregoing, but subject to Section 7, the Grantee will not vest, pursuant to this Section 3, in Granted RSUs or related Unpaid Dividend Equivalents in which the Grantee would otherwise vest as of a given date if the Grantee has not been continuously employed by the Company from the Grant Date through such date (the vesting or forfeiture of such Restricted Stock Units and related Unpaid Dividend Equivalents to be governed instead by Section 7).
4.Settlement of Restricted Stock Units.  Settlement of Restricted Stock Units (and related Unpaid Dividend Equivalents) that vest in accordance with Section 3 or 7 shall be made as soon as administratively practicable after the Vesting Date, but in no event later than March 15, 2021.  Settlement of vested Restricted Stock Units shall be made in payment of shares of Common Stock, together with any related Dividend Equivalents, in accordance with Section 6.  Any shares of Common Stock so received shall be fully vested.
5.Mandatory Withholding for Taxes.  To the extent that the Company is subject to withholding tax requirements under any national, state, local or other governmental law with respect to the award of the Restricted Stock Units to the Grantee or the vesting or settlement thereof, or the designation of any Dividend Equivalents as payable or distributable or the payment or distribution thereof, the Grantee must make arrangements satisfactory to the Company to make payment to the Company or its designee of the amount required to be withheld under such tax laws, as determined by the Company (collectively, the “Required Withholding Amount”).  To the extent such withholding is required, the Company shall withhold (a) from the shares of such class of Common Stock represented by such vested Restricted Stock Units and otherwise deliverable to the Grantee a number of shares of such class of Common Stock and/or (b) from any related

Dividend Equivalents otherwise deliverable to the Grantee an amount of such Dividend Equivalents, which collectively have a value (or, in the case of securities withheld, a Fair Market Value) as of the date the obligation to withhold arises equal to the Required Withholding Amount, unless the Grantee remits the Required Withholding Amount to the Company or its designee in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made.  Notwithstanding any other provisions of this Agreement, the delivery of any shares of Common Stock represented by vested Restricted Stock Units and any related Dividend Equivalents may be postponed until any required withholding taxes have been satisfied.  Notwithstanding the foregoing or anything contained herein to the contrary, (i) the Grantee may, in his sole discretion, direct the Company to deduct from the shares of Common Stock represented by vested Restricted Stock Units and otherwise deliverable to the Grantee a number of shares of the class of Common Stock represented by such Restricted Stock Units having a Fair Market Value on the date the obligation to withhold arises equal to the Required Withholding Amount and (ii) the Company will not withhold any shares of Common Stock to pay the Required Withholding Amount if the Grantee has remitted cash to the Company or a Subsidiary or designee thereof in an amount equal to the Required Withholding Amount by such time as the Company may require.

6.Delivery by the Company.  As soon as practicable after the vesting of Restricted Stock Units, and any related Unpaid Dividend Equivalents, pursuant to Section 3 or 7 (but in no event later than March 15, 2021), and subject to the withholding referred to in Section 5, the Company will (a) register in a book entry account in the name of the Grantee, or cause to be issued and delivered to the Grantee (in certificate or electronic form), that number and class of shares of Common Stock represented by such vested Restricted Stock Units and any securities representing related vested Unpaid Dividend Equivalents, and (b) cause to be delivered to the Grantee any cash payment representing related vested Unpaid Dividend Equivalents.  Any delivery of securities will be deemed effected for all purposes when a certificate representing, or statement of holdings reflecting, such securities and, in the case of any Unpaid Dividend Equivalents, any other documents necessary to reflect ownership thereof by the Grantee, have been delivered personally to the Grantee or, if delivery is by mail, when the Grantee has received such certificates or other documents.  Any cash payment will be deemed effected when a check from the Company, payable to the Grantee and in the amount equal to the amount of the cash owed, has been delivered personally to the Grantee or, if delivery is by mail, upon receipt by the Grantee.
7.Termination of Restricted Stock Units.  The Restricted Stock Units will be forfeited and terminate at the time specified below:
(a)Any Restricted Stock Units that do not become vested in accordance with Section 3 of this Agreement or Section 7(b) of this Agreement, and any related Unpaid Dividend Equivalents, will automatically be forfeited as of the Close of Business on the date of Separation.
(b)Notwithstanding the provisions of Section 3, if the Grantee’s Separation occurs prior to the Close of Business on December 10, 2020 for any reason, including, without limitation, as a result of death, Disability, termination by the Company with or without Cause or termination by the Grantee with or without Good Reason, a pro rata portion of the Granted RSUs and any related Unpaid Dividend Equivalents will vest as of the date of

Separation, such pro rata portion to be equal to the product of the number of Granted RSUs, multiplied by a fraction, the numerator of which is the number of calendar days that have elapsed since April 4, 2020, through the date of Separation, and the denominator of which is 251 days.  Upon forfeiture of any unvested Restricted Stock Units, and any related Unpaid Dividend Equivalents, such Restricted Stock Units and any related Unpaid Dividend Equivalents will be immediately cancelled, and the Grantee will cease to have any rights with respect thereto.
8.Nontransferability of Restricted Stock Units.  Restricted Stock Units and any related Unpaid Dividend Equivalents, are not transferable (either voluntarily or involuntarily) before or after the Grantee’s death, except as follows:  (a) during the Grantee’s lifetime, pursuant to a Domestic Relations Order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Plan or this Agreement, and in a form acceptable to the Committee; or (b) after the Grantee’s death, by will or pursuant to the applicable laws of descent and distribution, as may be the case.  Any person to whom Restricted Stock Units are transferred in accordance with the provisions of the preceding sentence shall take such Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement, including that the vesting and termination provisions of this Agreement will continue to be applied with respect to the Grantee.  Certificates representing Restricted Stock Units that have vested may be delivered (or, in the case of book entry registration, registered) only to the Grantee (or during the Grantee’s lifetime, to the Grantee’s court appointed legal representative) or to a person to whom the Restricted Stock Units have been transferred in accordance with this Section.
9.Forfeiture for Misconduct and Repayment of Certain Amounts.  If (i) a material restatement of any financial statement of the Company (including any consolidated financial statement of the Company and its consolidated subsidiaries) is required and (ii) in the reasonable judgment of the Committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the Grantee, the Grantee will repay to the Company Forfeitable Benefits received by the Grantee during the Misstatement Period in such amount as the Committee may reasonably determine, taking into account, in addition to any other factors deemed relevant by the Committee, the extent to which the market value of Common Stock during the Misstatement Period was affected by the error(s) giving rise to the need for such restatement.  “Forfeitable Benefits” means (i) any and all cash and/or shares of Common Stock received by the Grantee (A) upon the exercise during the Misstatement Period of any SARs held by the Grantee or (B) upon the payment during the Misstatement Period of any Cash Award or Performance Award held by the Grantee, the value of which is determined in whole or in part with reference to the value of Common Stock, and (ii) any proceeds received by the Grantee from the sale, exchange, transfer or other disposition during the Misstatement Period of any shares of Common Stock received by the Grantee upon the exercise, vesting or payment during the Misstatement Period of any Award held by the Grantee.  By way of clarification, “Forfeitable Benefits” will not include any shares of Common Stock delivered in respect of the vesting of any Restricted Stock Units during the Misstatement Period or any securities received as Dividend Equivalents in respect thereof, in each case that are not sold, exchanged, transferred or otherwise disposed of during the Misstatement Period.  “Misstatement Period” means the 12-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement.

10.No Stockholder Rights; Dividend Equivalents.  The Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock represented by any Restricted Stock Units unless and until such time as shares of Common Stock represented by vested Restricted Stock Units have been delivered to the Grantee in accordance with Section 6, nor will the existence of this Agreement affect in any way the right or power of the Company or any  stockholder of the Company to accomplish any corporate act, including, without limitation, any reclassification, reorganization or other change of or to its capital or business structure, merger, consolidation, liquidation or sale or other disposition of all or any part of its business or assets.  The Grantee will have no right to receive, or otherwise with respect to, any Dividend Equivalents until such time, if ever, as (a) the Restricted Stock Units with respect to which such Dividend Equivalents relate shall have become vested, or (b) such Dividend Equivalents shall have become vested in accordance with the third to last sentence of this Section, and, if vesting does not occur, the related Dividend Equivalents will be forfeited.  Dividend Equivalents shall not bear interest or be segregated in a separate account.  Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of any portion of the Dividend Equivalents (the “Vested Dividend Equivalents”).  The settlement of any Vested Dividend Equivalents shall be made as soon as administratively practicable after the accelerated vesting date, but in no event later than March 15, 2021.  With respect to any Restricted Stock Units and Dividend Equivalents, the Grantee is a general unsecured creditor of the Company.
11.Adjustments.  If the outstanding shares of Common Stock are subdivided into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or are combined into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any shares of Common Stock or other similar corporate event (including mergers or consolidations) affects shares of Common Stock such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Agreement, then the applicable Restricted Stock Units will be subject to adjustment in such manner as the Committee, in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in this Section 11 following the Grant Date.
12.Restrictions Imposed by Law.  Without limiting the generality of Section 10.8 of the Plan, the Company will not be obligated to deliver any shares of Common Stock represented by vested Restricted Stock Units or securities constituting any Unpaid Dividend Equivalents if counsel to the Company determines that the issuance or delivery thereof would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of Common Stock or such other securities are listed or quoted.  The Company will in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock represented by vested Restricted Stock Units or securities constituting or cash payment related to any Unpaid Dividend Equivalents to comply with any such law, rule, regulation, or agreement.
13.Notice.  Unless the Company notifies the Grantee in writing of a different procedure or address, any notice or other communication to the Company with respect to this

Agreement will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid and addressed as follows:

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Attn:  Chief Legal Officer

Unless the Company elects to notify the Grantee electronically pursuant to the online grant and administration program or via email, any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the date of this Agreement, unless the Company has received written notification from the Grantee of a change of address.

14.Amendment.  Notwithstanding any other provision hereof, this Agreement may be amended from time to time as approved by the Committee as contemplated in the Plan.  Without limiting the generality of the foregoing, without the consent of the Grantee,
(a)this Agreement may be amended from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders, and provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and
(b)subject to any required action by the Board or the stockholders of the Company, the Restricted Stock Units granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided, that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Restricted Stock Units (after taking into account any related Unpaid Dividend Equivalents).
15.Grantee Employment.  Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the Grantee’s employment at any time, with or without Cause, subject to the provisions of the Employment Agreement.
16.Nonalienation of Benefits.  Except as provided in Section 8, (a) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (b) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.

17.Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado.  Any dispute with respect to the enforcement or interpretation of this Agreement shall be subject to the arbitration provisions set forth in Section 9.12 of the Employment Agreement, whether or not the “Employment Period” under such agreement has ended.
18.Construction.  References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan.  All references to “Sections” in this Agreement shall be to Sections of this Agreement unless explicitly stated otherwise.  The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense.  All decisions of the Committee upon questions regarding this Agreement or the Plan will be conclusive.  Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control.  The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.
19.Rules by Committee.  The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee may adopt from time to time.
20.Entire Agreement.  This Agreement, together with the applicable provisions of the Employment Agreement, is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the Award.  The Grantee and the Company hereby declare and represent that no promise or agreement not expressed herein or in the Employment Agreement has been made regarding the Award and that this Agreement, together with the Employment Agreement, contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award.  Subject to the restrictions set forth in Sections 8 and 16, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.
21.Grantee Acceptance.  The Grantee will signify acceptance of the terms and conditions of this Agreement by acknowledging the acceptance of this Agreement via the procedures described in the online grant and administration program utilized by the Company or by such other method as may be agreed by the Grantee and the Company.
22.Code Section 409A Compliance.  To the extent that the provisions of Section 409A of the Code or any U.S. Department of the Treasury regulations promulgated thereunder are applicable to any Restricted Stock Unit or Dividend Equivalent, the parties intend that this Agreement will meet the requirements of such Code section and regulations and that the provisions hereof will be interpreted in a manner that is consistent with such intent.  The Grantee will cooperate with the Company in taking such actions as the Company may reasonably request to assure that this Agreement will meet the requirements of Section 409A of the Code and any U.S. Department of the Treasury regulations promulgated thereunder and to limit the amount of any additional payments required by Section 9.7 of the Employment Agreement to be made to the Grantee.